UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 5, 2005


                        LINCOLN INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)


                           Delaware 0-5767 61-0575092
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                 (State or other jurisdiction (Commission (I.R.S
                     Employer of incorporation) File Number)
                               Identification No.)


           641 Lexington Avenue, 25th Floor, New York, New York 10022
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               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 421-1616

ITEM 8.01.  Other Events

Lincoln International Corporation ("Lincoln") has entered into a non-binding letter of intent to merge with Show To Go, Inc., a private corporation existing under the laws of the State of Delaware ("STG"). Should the transaction be consummated the stockholders of STG will acquire control of Lincoln and the existing stockholders of Lincoln will hold approximately 10% of the combined entity. The closing of the merger is subject to a number of conditions, including completion of due diligence, negotiation of definitive transaction documents and the closing by STG on a specified minimum amount of financing. There is no assurance that any of the closing conditions will be achieved or that the merger will be consummated.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned as thereunto duly authorized in the City of New York, State of New York, on the 18th day of April, 2005.


Date: April 18th 2005            LINCOLN INTERNATIONAL CORPORATION

                                      /s/ DEREK CALDWELL
                                      ------------------
                                    By:  Derek Caldwell
                                    Title: President